Exhibit 24.1

APPALACHIAN POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of APPLALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the “Act”), one or more Registration Statements for the registration thereunder of up to $400,000,000 aggregate principal amount of senior secured transition bonds to be issued by Appalachian Consumer Rate Relief Funding LLC, a wholly-owned subsidiary of the Company, or one or more post-effective Registration Statements, does hereby appoint. NICHOLAS K. AKINS, BRIAN X. TIERNEY, JULIA A. SLOAT and RENEE V. HAWKINS, his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 26th day of March, 2013.

/s/ Nicholas K. Akins		/s/ Mark C. McCullough
Nicholas K. Akins	L.S.	Mark C. McCullough	L.S.

/s/ Lisa M. Barton		/s/ Robert P. Powers
Lisa M. Barton	L.S.	Robert P. Powers	L.S.

/s/ David M. Feinberg		/s/ Brian X. Tierney
David M. Feinberg	L.S.	Brian X. Tierney	L.S.

/s/ Lana L. Hillebrand		/s/ Dennis E. Welch
Lana L. Hillebrand	L.S.	Dennis E. Welch	L.S.

APPALACHIAN POWER COMPANY
Board of Directors
March 26, 2013

The Chairman reminded the Board that the Company is seeking to raise up to $400,000,000 or such other amount as approved by the West Virginia Public Service Commission (“WVPSC”) in a structured financing (the “Transaction”) through the creation and issuance of securities (the “Bonds”).  In connection with the Transaction, the Company will form Appalachian Consumer Rate Relief Funding LLC (the “Purchaser”), which will (i) purchase from the Company certain uncollected expanded net energy and related costs (the “Property”) created pursuant to a financing order (the “Financing Order”) to be issued by the WVPSC, and (ii) be the issuer of the Bonds.  The Company (including in its capacity as the sole member of the Purchaser) will enter into agreements relating to (i) the sale of rights in and to the Property, (ii) the assignment by the Purchaser of its rights in, to and under the Property and the agreements relating to the servicing of the Property and certain other related assets as security for the issuance of the Bonds, (iii) the servicing of the Property, (iv) the providing of administration services to the Purchaser, and (v) the issuance and sale of up to $400,000,000 of Bonds or such other amount as approved by the WVPSC in one or more private placements or underwritten public offerings.  The Chairman stated that the Board should ratify and confirm the actions taken by the officers of the Company in connection with the Transaction and authorize the Company (including in its capacity as the sole member of the Purchaser) to complete the Transaction;

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that the Transaction and the related transactions, including, without limitation, the formation of the Purchaser, the entering into of agreements (including in its capacity as the sole member of the Purchaser) relating to the sale of the Property, the servicing of the Property, the providing of administration services to the Purchaser, and the issuance and sale of up to $400,000,000  of Bonds in one or more private placements or underwritten public offerings, are hereby authorized, ratified and approved; and further

RESOLVED, that the actions of the officers of the Company in preparing and filing with the WVPSC (i) the Company’s application (“Application”) for a WVPSC order requesting authorization in respect of the transactions contemplated in connection with the Transaction, including the creation of the Purchaser and the issuance of the Bonds, and (ii) all supplements to the Application are hereby ratified, confirmed and approved in all respects, and the officers of the Company are each hereby authorized and directed to prepare and file, or to cause to be prepared and filed, with the WVPSC any reports with respect to the Transaction as may be required by the WVPSC, including any issuance advice letter or tariff; and that the appropriate officers of the Company are directed to file in an appropriate location, properly identified, copies of such Application and of all supplements thereto, together with copies of the Financing Order or orders of the WVPSC relating to the Transaction.

Appalachian Power Company
March 26, 2013

The Chairman stated that the Company (including in its capacity as the sole member of the Purchaser) has or will enter into various agreements and execute various documents in furtherance of the Transaction, including a Limited Liability Company Agreement of Appalachian Consumer Rate Relief Funding LLC (“LLC Agreement”), establishing, among other things, a management committee.

Thereupon, on motion duly made and seconded, it was unanimously

RESOLVED, that (i) the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer or the Assistant Treasurer of the Company, or (ii) any Executive Vice President of American Electric Power Service Corporation (each, an “Authorized Person” and collectively the “Authorized Persons”) are each authorized and directed for and on behalf and in the name of the Company (including in its capacity as the sole member of the Purchaser) to negotiate the terms and provisions of, and to acknowledge, approve, receive, execute and/or deliver, the LLC Agreement and any amendments or supplements thereto, any such officer’s approval of the form, content, necessity or desirability of any such document to be conclusively evidenced by such officer’s acknowledgment, approval, receipt, execution or delivery thereof on behalf of the Company; and further

RESOLVED, that the Authorized Persons are each authorized and directed for and on behalf and in the name of the Company (including in its capacity as the sole member of the Purchaser) to take and adopt such action as may be required or permitted under the LLC Agreement to appoint, or to ratify the appointment of, one or more managers (who may be one or more of such officers) for the Purchaser or otherwise to cause the taking of action by the Purchaser in connection with the Transaction or thereafter; and further

RESOLVED, that the Authorized Persons of the Company are each authorized and directed to do, or cause to be done, all acts and things, including, without limitation, the execution and delivery of all affidavits, agreements, acknowledgments, appointments, certificates, consents, directions, agreements, or other documents in such form, and containing such provisions, as may be considered necessary, appropriate or desirable, the approval on behalf of the Company (including in its capacity as the sole member of the Purchaser) of the form, content, necessity or desirability of any such affidavit, agreement, acknowledgment, appointment, certificate, consent, direction, agreement, or other document to be conclusively evidenced by any such Authorized Person’s execution thereof on behalf of the Company (including in its capacity as the sole member of the Purchaser) as may seem to such officer to be necessary, appropriate or desirable (i) to perform the Company’s obligations in respect of the Transaction, including the LLC Agreement, and (ii) to carry out the intent and purposes of these resolutions.

Appalachian Power Company
March 26, 2013

The Chairman stated that the Company has determined that the Company should be a registrant on the Registration Statement on Form S-3 (the “Registration Statement”) for the Bonds to be filed with the Securities and Exchange Commission (“SEC”) pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions;

Thereupon, on motion duly made and seconded, it was unanimously:

RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

RESOLVED, that it is desirable and in the best interest of the Company that the Bonds be qualified or registered for sale in various jurisdictions; the Authorized Persons be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Bonds as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

The Chairman stated that, in connection with the filing with the SEC the Registration Statement relating to the proposed issuance and sale of Bonds, there is to be filed with the SEC a Power of Attorney, dated March 26, 2013, executed by certain of the officers and directors of this Company appointing Nicholas K. Akins, Brian X. Tierney, Julia A. Sloat and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

Appalachian Power Company
March 26, 2013

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

RESOLVED, that the Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.